MAKE GOOD ESCROW AGREEMENT

THIS MAKE GOOD ESCROW AGREEMENT (the “Agreement”), dated January 31, 2008, by and among Pope Asset Management, LLC, a Tennessee Registered Investment Advisor, as the authorized agent of the Investors (as defined below) (the “Investor Agent”), China Sky One Medical, Inc., a Nevada corporation, and its current and future subsidiaries (collectively, the “Company” and, together with the Investor Agent, the “Third Parties”), Liu Yan-Qing, an individual residing in the People’s Republic of China (the “CSKI Shareholder”) and Interwest Transfer Company, Inc., the transfer agent for the Company (the “Escrow Agent”).

WHEREAS:

A. The Company has offered for sale (the “Offering”) certain shares of the Company’s common stock, $.001 par value per share (“Common Stock”) and attached warrants to purchase shares of Common Stock in accordance with that certain Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), by and among the Company and certain investors signatory thereto (the “Investors”), and certain other papers, agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the “Transaction Documents”).

B. As an inducement to the Investors to enter into the Securities Purchase Agreement, the CSKI Shareholder desires to place the Escrow Shares (as hereinafter defined) into an escrow for the benefit of the Investors in the event that the Company fails to satisfy certain performance thresholds in accordance with that certain Make Good Agreement, dated as of even date herewith (the “Make Good Agreement”), by and among the Company, the CSKI Shareholder and the Investor Agent.

C. Pursuant to the requirements of the Securities Purchase Agreement and the Make Good Agreement, the Company, the CSKI Shareholder and the Investor Agent have agreed to establish an escrow (the “Escrow”) on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, the CSKI Shareholder, the Third Parties and the Escrow Agent, hereby agree that, in consideration of the mutual promises and covenants contained herein, the Escrow Agent shall hold in escrow and shall distribute Escrow Shares in accordance with, and subject to, the provisions of this Agreement:

1. Appointment. The CSKI Shareholder and Third Parties hereby appoint the Escrow Agent as each party’s respective escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment.

2. Escrow Fund. Concurrently with the closing of the Offering, the CSKI Shareholder shall deliver to the Escrow Agent a stock certificate evidencing 3,000,000 shares of Common Stock (as adjusted for stock splits, stock dividends, and similar adjustments) (“Escrow Shares”), with the stock powers executed in blank, medallion signature guaranteed, or in other form and substance acceptable for transfer. The Escrow Agent shall not be under any duty or obligation to solicit the deposit of the Escrow Shares to the Escrow. The foregoing property plus all dividends and other distributions and payments thereon, if any (collectively the “Distributions”) received by the Escrow Agent, less any property distributed or paid in accordance with this Agreement, are collectively referred to herein as the “Escrow Property.”

3. Investment of Escrow Property. During the term of this Agreement, the Escrow Agent shall not invest or liquidate the Escrow Property and any distribution of all or part of the Escrow Property shall be conducted in accordance with Section 4 below.

4. Distribution of Escrow Property. The Escrow Agent shall disburse the Escrow Property as follows: (i) upon receipt of a joint written instruction letter to the Escrow Agent from the Investor Agent and the Company, the Escrow Agent shall promptly disburse the Escrow Property in accordance with the instructions set forth in such letter, or (ii) upon receipt of evidence of the entry of a nonappealable order of a court of competent jurisdiction requiring the Escrow Agent to release such Escrow Property from the Escrow Account, the Escrow Agent shall release such Escrow Property in accordance with such order.

5. Disagreement of Parties. In the event of a dispute between or conflicting claims by or among the parties or any other person or entity with respect to all or a portion of the Escrow Property or the terms of this Agreement, the Escrow Agent shall be entitled in its sole discretion to refuse to comply with claims, demands or instructions with respect to the Escrow Property so long as such dispute or conflict shall continue and the Escrow Agent shall not be or become liable in any way to the parties for such refusal or failure to comply. The Escrow Agent shall not be required to act until, in its sole discretion such conflicting or adverse claims or demands either (a) shall have been determined by a final order, judgment or decree of a court of competent jurisdiction which order, judgment or decree is not subject to appeal, or (b) settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent.

6. Termination. Unless the Escrow Agent earlier resigns, this Agreement shall terminate, subject to the provisions of Section 8 hereof, upon final distribution of all property in the Escrow Property by the Escrow Agent.

7. Escrow Agent.

(a) The Escrow Agent undertakes to perform only those duties expressly set forth herein and no duties shall be implied.

(b) The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement of the CSKI Shareholder and/or the Third Parties other than this Agreement.

(c) The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

(d) The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any document.

(e) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Third Parties or the CSKI Shareholder.

(f) The Escrow Agent may consult with legal counsel of its choosing as to any matter relating to this Agreement and the Escrow Agent shall not incur any liability in acting in good faith in accordance with advice from such counsel.

(g) Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits and/or savings), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The Escrow Agent may resign at any time by giving the CSKI Shareholder and the Third Parties thirty (30) calendar days’ prior written notice thereof.

(i) In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, other than keep safely the Escrow Shares, until it shall be jointly directed otherwise by the parties hereto or by a determination by a court of competent jurisdiction which order or decree is not subject to appeal.

(j)  The Escrow Agent shall not be obligated to institute legal proceedings of any kind and shall not be required to defend any legal proceeding instituted against it or in respect to the Escrow Shares.

8. Fees. The Company agrees to (i) pay the Escrow Agent reasonable compensation for the services to be rendered hereunder, which shall be as described in Schedule I attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances, including reasonable attorneys’ fees and expenses, incurred or made by it in connection with the preparation execution, delivery, performance, modification and/or termination of this Agreement. This Section 8 shall survive the termination of this Agreement and the resignation of the Escrow Agent.

9. Indemnity. The Company shall indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from and against all demands, claims, liabilities, losses, damages, settlements, awards, judgments, fines, penalties, costs or expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”) incurred by Escrow Agent as a result (directly or indirectly) of or relating to Escrow Agent’s acceptance of this Agreement or provision of services under this Agreement; provided, however, that no indemnitee shall have the right to be indemnified hereunder for any liability to the extent finally determined by a court of competent jurisdiction that such Losses have resulted directly from the gross negligence or willful misconduct of such indemnitee. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement and that costs of enforcement of this provision is the obligation of the Company.

10 Taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on the Escrow Property and will not be responsible for any other reporting.

11. Notices. Any communication, notice or document required or permitted to be given under this Agreement shall be given in writing and shall be deemed received (i) when personally delivered to the relevant party at such party’s address as set forth below, (ii) if sent by mail (which must be certified or registered mail, postage prepaid) or overnight courier, when received or rejected by the relevant party at such party’s address indicated below, or (iii) if sent by facsimile, when confirmation of delivery is received by the sending party:

If to the Investor Agent, to:

Pope Asset Management, LLC
5100 Poplar Avenue, Suite 805
Memphis, TN 38137
Attn.: Bill Wells, President
tel.: (901) 763-4001
fax.: (901) 763-4229
e-mail: billwells@popeasset.com

with a copy to (for informational purposes only):

Wells, Moore, Simmons & Hubbard, PLLC
4450 Old Canton Road, Suite 200
P.O. Box 1970
Jackson, MS 39215
Attn.: Nash Neyland, Esq.
tel.: (601) 354-5400
fax: (601) 355-5850
e-mail: neyland@wellsmoore.com

If to the Company, to:

China Sky One Medical, Inc.
Room 1706, No. 30 Di Wang Building, Gan Shui Road,
Nandang District, Harbin, People’s Republic of China 150001
Attn.: Liu Yan-Qing, Chairman
tel.: + 86-451-53994073
fax.: + 86-451-8700-9121
e-mail: cntiandiren@yahoo.com.cn

or such other address as indicated by the Company as its primary business address in its SEC filings.

with a copy to:

Hodgson Russ, LLP
1540 Broadway, 24th Floor
New York, NY 10036
Attn.: Jeffrey A. Rinde, Esq.
tel.: (212) 751-4300
fax.: (212) 751-0928
e-mail: jrinde@hodgsonruss.com

If to the CSKI Shareholder, to:

Liu Yan-Qing
c/o China Sky One Medical, Inc.
Room 1706, No. 30 Di Wang Building, Gan Shui Road,
Nandang District, Harbin, People’s Republic of China 150001
tel.: + 86-451-53994073
fax.: + 86-451-8700-9121
e-mail: cntiandiren@yahoo.com.cn

If to the Escrow Agent:

Interwest Transfer Company, Inc.
1981 East Murray Holladay Road, Suite 100
P.O. Box 17136
Salt Lake City, UT 84117
Attn.: Kurt Hughes, Vice President
tel.: (801) 272-9294
fax.: (801) 277-3147
e-mail: kh@interwesttc.com

12. Miscellaneous
.

(a) The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. This Agreement and the rights and obligations hereunder of the parties may not be assigned except with the prior written consent of the other parties hereto.

(b) The covenants and provisions of this Agreement by or for the benefit of the CSKI Shareholder, the Third Parties or the Escrow Agent shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

(c) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of Utah or the United States District Court for the District of Utah located in Salt Lake County, Utah. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of Utah or the District of Utah by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature pages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) This Agreement may be executed by each of the parties hereto by facsimile signature and in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

(f) The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

(g) The Investors shall be intended third party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall be entitled to enforce the provisions hereof.

(h) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by the authorized officer named below.

INVESTOR AGENT:

POPE ASSET MANAGEMENT, LLC

By: ______________________________
Name: ____________________________
Its: ______________________________
Dated: ____________________________

SIGNATURE PAGE FOR
MAKE GOOD ESCROW AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by the authorized officer named below.

THE COMPANY:

CHINA SKY ONE MEDICAL, INC.

By: ______________________________
Name: ____________________________
Its: ______________________________
Dated: ____________________________

SIGNATURE PAGE FOR
MAKE GOOD ESCROW AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by the authorized officer named below.

CSKI SHAREHOLDER:

_____________________________
Name: ____________________________
Dated: ____________________________

SIGNATURE PAGE FOR
MAKE GOOD ESCROW AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has executed this Escrow Agreement by the authorized officer named below.

INTERWEST TRANSFER COMPANY, INC.

By: ______________________________
Name: ____________________________
Title: _____________________________
Dated: ____________________________

SIGNATURE PAGE FOR
MAKE GOOD ESCROW AGREEMENT

SCHEDULE I

Interwest Transfer Company, Inc.
China Sky One Medical, Inc. Escrow

Escrow Agent Fee Schedule

Account Acceptance Fee	$—
Annual Administrative Fee	$—
Overnight Delivery Charges	At cost
Out-of-Pocket Expenses	At cost

The acceptance and first year’s annual fee are payable at closing. Annual administrative fees are due in advance of the period for which service is to be rendered. Special or extraordinary events, such as amendments to the documents or disputes are not included in the above fees, and we reserve the right to charge an additional amount based on the time incurred in handling such events should they occur. Late charges are one and one-half percent (1½%) per month on outstanding balances owing forty-five (45) days from date of invoice. Interwest reserves the right to earn investment fees on escrow funds payable by third-party investment providers and pursuant to contracts with same.